Exhibit 9(e)

EXECUTION

JOINDER AGREEMENT AND AMENDMENT
TO

CUSTODY AGREEMENT

This Joinder Agreement and Amendment (“Amendment”) dated May 7, 2021 (“Effective Date”) is by and between each of Duff & Phelps Select MLP and Midstream Energy Fund Inc. (formerly, Duff & Phelps Select Energy MLP Fund Inc.) (“DSE”), Virtus Total Return Fund Inc. (formerly, Virtus Global Dividend and Income Fund Inc.), Virtus Global Multi-Sector Income Fund, Virtus AllianzGI Artificial Intelligence & Technology Opportunities Fund, Virtus AllianzGI Convertible & Income 2024 Target Term Fund, Virtus AllianzGI Convertible & Income Fund, Virtus AllianzGI Convertible & Income Fund II, Virtus AllianzGI Diversified Income & Convertible Fund, Virtus AllianzGI Equity & Convertible Income Fund and Virtus Dividend, Interest & Premium Strategy Fund (each, the “Fund” and collectively, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and DSE entered into a Custody Agreement dated as of May 7, 2014 (the “Agreement”) relating to BNY Mellon’s provision of custody services. A Joinder Agreement and Amendments to Custody Agreement were entered into among the parties on September 5, 2017 and effective as of September 11, 2017, November 19, 2019 and December 1, 2020 for the purpose of amending the Agreement and/or adding certain Funds.

B.	Each Fund and BNY Mellon desire that each Fund be a party to the Agreement and receive the custody services set forth in the Agreement and desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	By executing this Agreement and Joinder, each Fund and BNY Mellon agrees to become a party to, and be bound by, and to comply with the terms of the Agreement in the same manner as if each of the undersigned were an original signatory to the Agreement. For the avoidance of doubt, each Fund listed on Schedule I shall be considered to have a separate agreement with BNY Mellon and hereby appoints BNY Mellon to provide custody services in accordance with the terms set forth in the Agreement. BNY Mellon accepts such appointment and agrees to furnish such services.

2.	Schedule I attached hereto, as may be amended from time to time, is hereby made a part of the Agreement.

3.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Agreement. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(d)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

(e)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

DUFF & PHELPS SELECT MLP AND MIDSTREAM ENERGY FUND INC.

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:

VIRTUS TOTAL RETURN FUND INC.

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	vice President

VIRTUS GLOBAL MULTI-SECTOR INCOME FUND

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	vice President

VIRTUS ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President

VIRTUS ALLIANZGI CONVERTIBLE & INCOME 2024 TARGET TERM FUND

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	vice President

VIRTUS ALLIANZGI CONVERTIBLE & INCOME FUND

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	vice President

VIRTUS ALLIANZGI CONVERTIBLE & INCOME FUND II

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:

VIRTUS ALLIANZGI DIVERSIFIED INCOME & CONVERTIBLE FUND

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	vice President

VIRTUS ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President

VIRTUS DIVIDEND, INTEREST & PREMIUM STRATEGY FUND

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	vice President

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

SCHEDULE I

DUFF & PHELPS SELECT MLP AND MIDSTREAM ENERGY FUND INC.

VIRTUS TOTAL RETURN FUND INC.

VIRTUS GLOBAL MULTI-SECTOR INCOME FUND

VIRTUS ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND1

VIRTUS ALLIANZGI CONVERTIBLE & INCOME 2024 TARGET TERM FUND1 VIRTUS ALLIANZGI CONVERTIBLE & INCOME FUND1

VIRTUS ALLIANZGI CONVERTIBLE & INCOME FUND II1

VIRTUS ALLIANZGI DIVERSIFIED INCOME & CONVERTIBLE FUND1 VIRTUS ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND1 VIRTUS DIVIDEND, INTEREST & PREMIUM STRATEGY FUND1

 1 As of conversion expected to be June 14, 2021.